Exhibit 8.1
[Letterhead of Shearman & Sterling LLP]
October 29, 2009
JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, NY 11375
JetBlue Airways Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as counsel to JetBlue Airways Corporation, a Delaware corporation (the “Registrant”), in connection with the shelf registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering on a delayed basis from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of pass through certificates (the “Pass Through Certificates”) as more particularly set forth in the prospectus relating to Pass Through Certificates included in the Registration Statement.
          As counsel to the Registrant, we have reviewed the originals, or copies identified to our satisfaction, of the Registration Statement, the Pass Through Prospectus, the certificate of incorporation and by-laws of the Registrant, as amended, and such corporate records of the Registrant, certificates of public officials, officers of the Registrant and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Registrant.
          In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants or assumptions on which our opinion is based could affect our conclusions.

          Based upon the foregoing and in reliance thereon, we hereby confirm that the statements in the discussion set forth in the Pass Through Prospectus under the caption “United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of the legal matters referred to therein, fairly present the information called for with respect to such legal matters in all material respects, and fairly summarize the matters referred to therein in all material respects.
          This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Shearman & Sterling LLP
JSK/KJR/TOS/JSG
JMS

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